Exhibit 99.1
LAZYDAYS REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS
Tampa, FL (July 28, 2023) – Lazydays (NasdaqCM: LAZY) today reported financial results for the second quarter ended June 30, 2023.
Second quarter 2023 revenue decreased to $308.4 million from $373.6 million in the second quarter of 2022.
Second quarter 2023 net income was $3.6 million compared to $27.1 million for the same period in 2022. Second quarter 2023 adjusted net income, a non-GAAP measure, was $3.9 million compared to $23.5 million for the same period in 2022. Second quarter 2023 net income per diluted share was $0.12 compared to $0.81 for the same period in 2022. Adjusted second quarter 2023 net income per diluted share was $0.14 compared to $0.87 for the same period in 2022.

Net income for the first six months of 2023 was $3.3 million compared to $60.1 million for the same period in 2022. Adjusted net income for the first six months of 2023 was $5.1 million compared to $51.7 million for the same period in 2022. For the six months ended June 30 2023, net income per diluted share was $0.00 compared to $1.98 for the same period of 2022, and adjusted net income per diluted share was $0.13 compared to $2.12 for the same period in 2022.
As shown in the attached non-GAAP reconciliation tables, the second quarter 2023 adjusted results exclude a net non-core charge of $0.02 per diluted share related to our LIFO adjustment, acquisition expenses and a storm reserve. The second quarter 2022 adjusted results exclude a net non-core charge of $0.06 related to the effects of changes in fair value of warrant liabilities, our LIFO adjustment and acquisition expenses. The adjusted year to date results for the six months ended June 30, 2023 exclude a net non-core charge of $0.08 related to the effects of changes in the fair value of warrant liabilities, our LIFO adjustment, acquisition expenses, transition costs, an impairment charge and a storm reserve. The adjusted year to date results for the same period in 2022 exclude a net non-core charge of $0.14 related to the effects of changes in the fair value of warrant liabilities, our LIFO adjustment, acquisition expenses and transition costs.
Corporate Development
Earlier this month we acquired Buddy Gregg Motorhomes in Knoxville, Tennessee. We estimate this store will add approximately $40 million in revenue at steady state and will more than offset the closure of our Maryville store due to the expansion of the Alcoa Highway by the Tennessee DOT.

In July, our Monticello, Minnesota store became exclusive to the Airstream brand. We renamed the store Airstream Minneapolis.

During the quarter we completed the purchase of a new 8-acre parcel in Las Vegas, Nevada and broke ground on a state-of-the-art facility to relocate our existing store in that market.

We remain on track to open our Wilmington, Ohio and Ft. Pierce, Florida greenfield locations in the third quarter and our Surprise, Arizona greenfield location in the fourth quarter of this year.
Balance Sheet Update
We ended the second quarter with total estimated liquidity of $85.3 million including cash of $24.2 million, $4.6 million of availability on our revolving credit facility and $56.4 million in available floor plan capacity and our floor plan offset account. Additionally, we hold unfinanced real estate of $72.0 million that we estimate could provide liquidity of approximately $61 million.

In July, we completed mortgages on our Murfreesboro, Tennessee store and on our Knoxville property purchased with the Buddy Gregg acquisition. These mortgages generated net proceeds of $30.6 million.

Conference Call Information:
We have scheduled a conference call at 8:30 AM Eastern Time on Friday, July 28, 2023 that will also be broadcast live over the internet.
The conference call may be accessed by telephone at (877) 407-8029 / +1 (201) 689-8029. To listen live on our website or for replay, visit https://www.lazydays.com/investor-relations.
About Lazydays
Lazydays has been a prominent player in the RV industry since our inception in 1976, earning a stellar reputation for delivering exceptional RV sales, service, and ownership experiences. Our commitment to excellence has led to enduring relationships with RVers and their families who rely on us for all of their RV needs.

With a strategic approach to rapid expansion, we are growing our network through both acquisitions and new builds. Our wide selection of RV brands from top manufacturers, state-of-the-art service facilities, and an extensive range of accessories and parts ensure that Lazydays is the go-to destination for RV enthusiasts seeking everything they need for their journeys on the road. Whether you're a seasoned RVer or just starting your adventure, our dedicated team is here to provide outstanding support and guidance, making your RV lifestyle truly extraordinary.

Lazydays is a publicly listed company on the Nasdaq stock exchange under the ticker "LAZY".
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:
•Anticipated revenues from acquired and open point stores; and
•Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.
Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income, adjusted diluted earnings per share, adjusted cost of goods sold, adjusted income before taxes, adjusted income tax benefit, adjusted SG&A, adjusted SG&A as a percentage of revenue, adjusted SG&A as a percentage of gross profit, adjusted operating income as a percentage of revenue, adjusted operating income as a percentage of gross profit, adjusted pre-tax income as a percentage of revenue and adjusted net income as a percentage of revenue. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the following tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.
Contact:
investors@lazydays.com

Results of Operations

	Three months ended June 30,
(In thousands except share and per share amounts)	2023	2022	% Change
Revenue
New vehicle retail	$182,752	$219,186	(16.6)%
Pre-owned vehicle retail	90,991	112,430	(19.1)%
Vehicle wholesale	1,716	5,704	(69.9)%
Finance and insurance	17,742	21,382	(17.0)%
Service, body and parts and other	15,179	14,850	2.2%
Total revenue	308,380	373,552	(17.4)%

Cost applicable to revenues
New vehicle retail	158,144	175,109	(9.7)%
Pre-owned vehicle retail	72,425	83,627	(13.4)%
Vehicle wholesale	1,685	5,834	(71.1)%
Finance and insurance	810	843	(3.9)%
Service, body and parts and other	7,517	7,656	(1.8)%
LIFO	76	1,866	(95.9)%
Total cost applicable to revenue	240,657	274,935	(12.5)%
Gross profit	67,723	98,617	(31.3)%

Depreciation and amortization	4,459	4,052	10.0%
Selling, general, and administrative expenses	50,480	61,605	(18.1)%
Income from operations	12,784	32,960	(61.2)%
Other income (expense)
Floor plan interest expense	(5,835)	(1,466)	298.0%
Other interest expense	(2,083)	(1,919)	8.6%
Change in fair value of warrant liabilities	—	9,652	(100.0)%
Total other expense, net	(7,918)	6,267	(226.3)%
(Loss) income before income tax expense	4,866	39,227	(87.6)%
Income tax benefit (expense)	(1,306)	(7,383)	(82.3)%
Net (loss) income	3,560	31,844	(88.8)%
Dividends on Series A Convertible Preferred Stock	(1,196)	(1,197)	(0.1)%
Net (loss) income and comprehensive (loss) income attributable to common stock and participating securities	$2,364	$30,647	(92.3)%

EPS:
Basic	$0.12	$1.76	(93.2)%
Diluted	$0.12	$0.81	(85.2)%
Weighted average shares outstanding:
Basic	14,181,659	11,394,761	24.5%
Diluted	14,292,064	12,871,296	11.0%

	Six months ended June 30,
(In thousands except share and per share amounts)	2023	2022	% Change
Revenue
New vehicle retail	$359,499	$436,622	(17.7)%
Pre-owned vehicle retail	175,766	228,930	(23.2)%
Vehicle wholesale	3,424	12,228	(72.0)%
Finance and insurance	34,623	43,017	(19.5)%
Service, body and parts and other	30,724	28,916	6.3%
Total revenue	604,036	749,713	(19.4)%

Cost applicable to revenues
New vehicle retail	311,475	347,714	(10.4)%
Pre-owned vehicle retail	139,953	171,910	(18.6)%
Vehicle wholesale	3,406	12,413	(72.6)%
Finance and insurance	1,503	1,540	(2.4)%
Service, body and parts and other	14,698	14,376	2.2%
LIFO	1,387	4,326	(67.9)%
Total cost applicable to revenue	472,422	552,279	(14.5)%
Gross profit	131,614	197,434	(33.3)%

Depreciation and amortization	8,862	8,136	8.9%
Selling, general, and administrative expenses	104,012	117,709	(11.6)%
Income from operations	18,740	71,589	(73.8)%
Other income (expense)
Floor plan interest expense	(11,366)	(2,442)	365.4%
Other interest expense	(3,783)	(3,855)	(1.9)%
Change in fair value of warrant liabilities	856	11,192	(92.4)%
Total other expense, net	(14,293)	4,895	(392.0)%
(Loss) income before income tax expense	4,447	76,484	(94.2)%
Income tax benefit (expense)	(1,163)	(16,356)	(92.9)%
Net (loss) income	3,284	60,128	(94.5)%
Dividends on Series A Convertible Preferred Stock	(2,380)	(2,381)	—%
Net (loss) income and comprehensive (loss) income attributable to common stock and participating securities	$904	$57,747	(98.4)%

EPS:
Basic	$0.05	$3.14	(98.4)%
Diluted	$—	$1.98	(100.0)%
Weighted average shares outstanding:
Basic	13,066,607	12,336,431	5.9%
Diluted	13,188,135	13,914,982	(5.2)%

Total Results Summary

	Three months ended June 30,
	2023	2022	Change
Gross profit margin
New vehicle retail	13.5%	20.1%	(660)	bps
Pre-owned vehicle retail	20.4%	25.6%	(520)	bps
Vehicle wholesale	1.8%	(2.3)%	410	bps
Finance and insurance	95.4%	96.1%	(70)	bps
Service, body and parts and other	50.5%	48.4%	210	bps
Total gross margin	22.0%	26.4%	(440)	bps
Total gross margin, excluding LIFO	22.0%	26.9%	(490)	bps

Retail units sold
New vehicle retail	1,979	2,455	(19.4)%
Used vehicle retail	1,388	1,597	(13.1)%
Total retail units sold	3,367	4,052	(16.9)%

Average selling price per retail unit
New vehicle retail	$92,346	$89,281	3.4%
Used vehicle retail	$65,555	$70,401	(6.9)%

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$12,552	$17,954	(30.1)%
Used vehicle retail	$13,461	$18,036	(25.4)%
Finance and insurance	$5,029	$5,069	(0.8)%

Revenue mix
New vehicle retail	59.3%	58.7%
Pre-owned vehicle retail	29.5%	30.1%
Vehicle wholesale	0.6%	1.5%
Finance and insurance	5.8%	5.7%
Service, body and parts and other	4.9%	4.0%
	100.0%	100.0%

Gross profit mix
New vehicle retail	36.3%	44.7%
Pre-owned vehicle retail	27.4%	29.2%
Vehicle wholesale	—%	(0.1)%
Finance and insurance	25.0%	20.8%
Service, body and parts and other	11.3%	7.3%
LIFO	(0.1)%	(1.9)%
	100.0%	100.0%

	Six months ended June 30,
	2023	2022	Change
Gross profit margin
New vehicle retail	13.4%	20.4%	(700)	bps
Pre-owned vehicle retail	20.4%	24.9%	(450)	bps
Vehicle wholesale	0.5%	(1.5)%	200	bps
Finance and insurance	95.7%	96.4%	(70)	bps
Service, body and parts and other	52.2%	50.3%	190	bps
Total gross margin	21.8%	26.3%	(450)	bps
Total gross margin, excluding LIFO	22.0%	26.9%	(490)	bps

Retail units sold
New vehicle retail	3,959	4,725	(16.2)%
Used vehicle retail	2,692	3,075	(12.5)%
Total retail units sold	6,651	7,800	(14.7)%

Average selling price per retail unit
New vehicle retail	$90,806	$92,407	(1.7)%
Used vehicle retail	$65,292	$74,449	(12.3)%

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$12,189	$18,816	(35.2)%
Used vehicle retail	$13,347	$18,543	(28.0)%
Finance and insurance	$4,980	$5,318	(6.4)%

Revenue mix
New vehicle retail	59.5%	58.2%
Pre-owned vehicle retail	29.1%	30.5%
Vehicle wholesale	0.6%	1.6%
Finance and insurance	5.7%	5.7%
Service, body and parts and other	5.1%	3.9%
	100.0%	100.0%

Gross profit mix
New vehicle retail	36.5%	45.0%
Pre-owned vehicle retail	27.2%	28.9%
Vehicle wholesale	—%	(0.1)%
Finance and insurance	25.2%	21.0%
Service, body and parts and other	12.2%	7.4%
LIFO	(1.1)%	(2.2)%
	100.0%	100.0%

Other Metrics

	Adjusted		As Reported
	Three months ended June 30,		Three months ended June 30,
	2023	2022	2023	2022
SG&A as a % of revenue	16.2%	16.4%	16.4%	16.5%
SG&A as % of gross profit, excluding LIFO	73.7%	63.4%	74.5%	63.7%
Income from operations as a % of revenue	4.3%	9.4%	4.1%	8.8%
Income from operations as a % of gross profit, excluding LIFO	19.7%	36.3%	18.9%	34.1%
Income (loss) before income taxes as % of revenue	1.8%	8.5%	1.6%	10.5%
Net income (loss) as a % of revenue	1.3%	6.3%	1.2%	8.5%

	Adjusted		As Reported
	Six months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
SG&A as a % of revenue	16.9%	15.7%	17.2%	15.7%
SG&A as % of gross profit, excluding LIFO	76.7%	60.8%	78.2%	61.0%
Income from operations as a % of revenue	3.7%	10.2%	3.1%	9.5%
Income from operations as a % of gross profit, excluding LIFO	16.7%	39.5%	14.1%	37.1%
Income (loss) before income taxes as % of revenue	1.2%	9.3%	0.7%	10.2%
Net income (loss) as a % of revenue	0.8%	6.9%	0.5%	8.0%

Other Highlights

	As of
	June 30, 2023	December 31, 2022
Dealerships	20	18

Days Supply*
New vehicle inventory	180	250
Pre-owned vehicle inventory	83	78
*Days supply calculated based on current inventory levels and a 90 day historical average cost of sales level.
Financial Covenants

		As of
	Requirement	June 30, 2023
Fixed charge coverage ratio	Not less than 1.25 to 1	1.87
Leverage ratio	Not more than 3.0 to 1	1.51
Current ratio	Not less than 1.15 to 1	1.27

Same-Store Results Summary

	Three months ended June 30,
($ in thousands, except per vehicle data)	2023	2022	Change
Revenues
New vehicle retail	$171,812	$219,186	(21.6)%
Pre-owned vehicle retail	86,577	112,430	(23.0)%
Vehicle wholesale	1,646	5,704	(71.1)%
Finance and insurance	16,531	21,382	(22.7)%
Service, body and parts and other	14,340	14,849	(3.4)%
Total revenues	$290,906	$373,551	(22.1)%

Gross profit
New vehicle retail	$23,166	$44,077	(47.4)%
Pre-owned vehicle retail	17,585	28,803	(38.9)%
Vehicle wholesale	36	(130)	NM
Finance and insurance	15,767	20,540	(23.2)%
Service, body and parts and other	7,219	7,193	0.4%
LIFO	(76)	(1,866)	(95.9)%
Total gross profit	$63,697	$98,618	(35.4)%

Gross profit margins
New vehicle retail	13.5%	20.1%	(660)	bps
Pre-owned vehicle retail	20.3%	25.6%	(530)	bps
Vehicle wholesale	2.2%	(2.3)%	450	bps
Finance and insurance	95.4%	96.1%	(70)	bps
Service, body and parts and other	50.3%	48.4%	190	bps
Total gross profit margin	21.9%	26.4%	(450)	bps
Total gross profit margin (excluding LIFO)	21.9%	26.9%	(500)	bps

Retail units sold
New vehicle retail	1,836	2,455	(25.2)%
Used vehicle retail	1,305	1,597	(18.3)%
Total retail units sold	3,141	4,052	(22.5)%

Average selling price per retail unit
New vehicle retail	$93,580	$89,281	4.8%
Used vehicle retail	$66,342	$70,401	(5.8)%

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$12,744	$17,954	(29.0)%
Used vehicle retail	$13,566	$18,036	(24.8)%
Finance and insurance	$5,020	$5,069	(1.0)%
NM - not meaningful

	Six months ended June 30,
(In thousands, except vehicle and per vehicle data)	2023	2022	Change
Revenues
New vehicle retail	$339,778	$436,622	(22.2)%
Pre-owned vehicle retail	168,538	228,930	(26.4)%
Vehicle wholesale	3,354	12,228	(72.6)%
Finance and insurance	32,660	43,017	(24.1)%
Service, body and parts and other	29,289	28,915	1.3%
Total revenues	$573,619	$749,712	(23.5)%

Gross profit
New vehicle retail	$45,502	$88,908	(48.8)%
Pre-owned vehicle retail	34,257	57,020	(39.9)%
Vehicle wholesale	23	(186)	NM
Finance and insurance	31,233	41,478	(24.7)%
Service, body and parts and other	15,251	14,540	4.9%
LIFO	(1,387)	(4,326)	(67.9)%
Total gross profit	$124,879	$197,432	(36.7)%

Gross profit margins
New vehicle retail	13.4%	20.4%	(700)	bps
Pre-owned vehicle retail	20.3%	24.9%	(460)	bps
Vehicle wholesale	0.7%	(1.5)%	220	bps
Finance and insurance	95.6%	96.4%	(80)	bps
Service, body and parts and other	52.1%	50.3%	180	bps
Total gross profit margin	21.8%	26.3%	(450)	bps
Total gross profit margin (excluding LIFO)	22.0%	26.9%	(490)	bps

Retail units sold
New vehicle retail	3,677	4,725	(22.2)%
Pre-owned vehicle retail	2,553	3,075	(17.0)%
Total retail units sold	6,230	7,800	(20.1)%

Average selling price per retail unit
New vehicle retail	$92,406	$92,407	—%
Pre-owned vehicle retail	$66,016	$74,449	(11.3)%

Average gross profit per retail unit (excluding LIFO)
New vehicle retail	$12,438	$18,816	(33.9)%
Pre-owned vehicle retail	$13,465	$18,543	(27.4)%
Finance and insurance	$5,013	$5,318	(5.7)%
NM - not meaningful

Condensed Consolidated Balance Sheets

(In thousands)	As of June 30, 2023	As of December 31, 2022
Current assets
Cash	$24,173	$61,687
Receivables, net	28,468	25,053
Inventories	389,832	378,881
Other current assets	12,163	11,228
Total current assets	454,636	476,849

Long-term assets
Property and equipment, net	207,568	158,991
Goodwill and intangible assets, net	167,127	165,125
Other assets	27,995	29,753
Total assets	$857,326	$830,718

Current liabilities
Floor plan notes payable	$305,061	$348,735
Other current liabilities	54,220	50,890
Total current liabilities	359,281	399,625

Long-term liabilities
Financing liability, non-current portion, net	90,090	89,770
Revolving line of credit	45,000	—
Long-term debt, non-current portion, net	312	10,131
Other long-term liabilities	36,090	39,197
Total liabilities	530,773	538,723

Series A Convertible Preferred Stock	54,983	54,983
Stockholders' Equity	271,570	237,012
Total liabilities and stockholders' equity	$857,326	$830,718

Condensed Statements of Cash Flows

	Six months ended June 30,
(In thousands)	2023	2022
Cash Flows From Operating Activities
Net (loss) income	$3,284	$60,128
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Stock based compensation	1,639	1,252
Bad debt expense	9	76
Depreciation of property and equipment	5,195	4,521
Amortization of intangible assets	3,667	3,615
Amortization of debt discount	655	186
Non-cash lease expense	93	138
Loss on sale of property and equipment	—	2
Deferred income taxes	(147)	—
Change in fair value of warrant liabilities	(856)	(11,192)
Tax benefit related to stock-based awards	—	79
Impairment charges	538	—
Changes in operating assets and liabilities (net of acquisitions and dispositions):
Receivables	(3,424)	(3,665)
Inventories	(4,346)	(79,231)
Prepaid expenses and other	(2,712)	(1,144)
Income tax receivable/payable	1,239	(3,560)
Other assets	(390)	(423)
Accounts payable	3,744	(4,494)
Accrued expenses and other current liabilities	2,517	1,967
Total Adjustments	7,421	(91,873)
Net Cash Provided By (Used In) Operating Activities	$10,705	$(31,745)

	Six months ended June 30,
(In thousands)	2023	2022
Net Cash Provided By (Used In) Operating Activities
As reported	$10,705	$(31,745)
Net borrowings (repayments) on floor plan notes payable	(44,293)	89,487
Minus borrowings on floor plan notes payable associated with acquired new inventory	(4,271)	—
Plus net increase to floor plan offset account	40,000	—
Net cash (used in) provided by operating activities, as adjusted	$2,141	$57,742

Reconciliation of Non-GAAP Measures

	Three months ended June 30, 2023
($ in thousands, except per share amounts)	As reported	LIFO	Acquisition expense	Storm Reserve	Adjusted
Costs applicable to revenues	$240,657	$(76)	$—	$—	$240,581
Selling, general and administrative expenses	50,480	—	(209)	(300)	49,971
Income from operations	12,784	76	209	300	13,369
Gain on change in fair value of warrant liabilities	—	—	—	—	—

(Loss) income before income taxes	$4,866	$76	$209	$300	$5,451
Income tax benefit (expense)	(1,306)	(48)	(51)	(106)	(1,511)
Net (loss) income	$3,560	$28	$158	$194	$3,940

Diluted income per share	$0.12				$0.14
Shares used for diluted calculation	14,292,064

	Three months ended June 30, 2022
($ in thousands, except per share amounts)	As reported	Gain on change in fair value of warrant liabilities	LIFO	Acquisition expense	Severance and transition costs	Adjusted
Costs applicable to revenues	$274,935	$—	$(1,866)	$—	$—	$273,069
Selling, general and administrative expenses	61,605	—	—	(87)	(223)	61,295
Income from operations	32,960	—	1,866	87	223	35,136
Gain on change in fair value of warrant liabilities	9,652	(9,652)	—	—	—	—
Income (loss) before income taxes	$39,227	$(9,652)	$1,866	$87	$223	$31,751
Income tax expense	(7,383)	—	(774)	(36)	(92)	(8,285)
Net income (loss)	$31,844	$(9,652)	$1,092	$51	$131	$23,466

Diluted earnings per share	$0.81					$0.87
Shares used for diluted calculation	12,871,296

	Six months ended June 30, 2023
($ in thousands, except per share amounts)	As reported	Gain on change in fair value of warrant liabilities	LIFO	Acquisition expense	Severance and transition costs	Impairment charge	Storm Reserve	Adjusted
Costs applicable to revenues	$472,422	$—	$(1,387)	$—	$—	$—	$—	$471,035
Selling, general and administrative expenses	104,012	—	—	(471)	(653)	(629)	(300)	101,959
Income from operations	18,740	—	1,387	471	653	629	300	22,180
Gain on change in fair value of warrant liabilities	856	(856)	—	—	—	—		—
(Loss) income before income taxes	$4,447	$(856)	$1,387	$471	$653	$629	$300	$7,031
Income tax benefit (expense)	(1,163)	—	(296)	(101)	(124)	(119)	(106)	(1,909)
Net (loss) income	$3,284	$(856)	$1,091	$370	$529	$510	$194	$5,122

Diluted (loss) income per share	$—							$0.13
Shares used for diluted calculation	13,188,135

	Six months ended June 30, 2022
($ in thousands, except per share amounts)	As reported	Gain on change in fair value of warrant liabilities	LIFO	Acquisition expense	Severance and transition costs	Adjusted
Costs applicable to revenues	$552,279	$—	$(4,326)	$—	$—	$547,953
Selling, general and administrative expenses	117,709	—	—	(121)	(223)	117,365
Income from operations	71,589	—	4,326	121	223	76,259
Gain on change in fair value of warrant liabilities	11,192	(11,192)	—	—	—	—
Income (loss) before income taxes	$76,484	$(11,192)	$4,326	$121	$223	$69,962
Income tax expense	(16,356)	—	(1,760)	(49)	(92)	(18,257)
Net income (loss)	$60,128	$(11,192)	$2,566	$72	$131	$51,705

Diluted earnings per share	$1.98					$2.12
Shares used for diluted calculation	13,914,982
*In periods where the change in fair value of warrants is a gain, the diluted EPS calculation is not affected by this line item.
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